                                     Exhibit C

       25 RESEARCH DRIVE, WESTBOROUGH, MASSACHUSETTS 01582
       ===================================================


                           December 15, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:  Narragansett Energy Resources Company and
     New England Electric System; File No. 70-8671

Ladies and Gentlemen:

   The statement on Form U-1, as amended, regarding the issue and sale by Narragansett Energy Resources Company (NERC) of long-term secured notes in an aggregate principal amount not to exceed $33 million (the Notes) pursuant to one or more note agreements (the Note Agreements), was permitted to become effective by the Commission's Order No. 35-26397, dated October 24, 1995.

   I have reviewed the following actions taken subsequent to my opinion, dated October 20, 1995, to carry out the transactions described in the statement:

  1. As stated above, requisite action of your Commission under the Public Utility Holding Company Act of 1935 was taken by Order No. 35-26397 dated October 24, 1995.

  2. The Board of Directors of NERC adopted votes authorizing the issue and sale of the Notes to Connecticut General Life Insurance Company, CIGNA Property and Casualty Insurance Company, Insurance Company of North America, and Life Insurance Company of North America (Purchasers), and the Note Agreements.

  3.   On December 6, 1995, the Note Agreements, dated as of
       November 30, 1995, were executed and delivered and NERC issued the Notes to the Purchasers bearing interest at the rate of 7.25% per year, for cash.

Securities and Exchange Commission
Page 2
December 15, 1995


  4.   The Board of Directors of NEES adopted votes authorizing
       NEES to enter into the Stock Pledge Agreement pledging its share of NERC stock to the ratable benefit of the Purchasers (Stock Pledge Agreement).

  5. On December 6, 1995, the Stock Pledge Agreement, dated as of November 30, 1995, was executed and delivered to the Purchasers.


  I have reviewed my opinion dated October 20, 1995 as Exhibit
F, and hereby confirm the statements made therein. Based on the foregoing, it is my further opinion that the above-described transactions have been carried out in accordance with the statement on Form U-1.

                           Very truly yours,

                           s/Kirk L. Ramsauer

                           Kirk L. Ramsauer
                           Attorney for
                           Narragansett Energy Resources Company
                           and New England Electric System